As filed with the Securities and Exchange Commission on May 26, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REVIVA PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-4306526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19925 Stevens Creek Blvd., Suite 100

Cupertino, CA 95014
(408) 501-8881
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laxminarayan Bhat

Reviva Pharmaceuticals Holdings, Inc.
19925 Stevens Creek Blvd., Suite 100

Cupertino, CA 95014
(408) 501-8881

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Skolnick, Esq. Valeska Pederson Hintz, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 262-6700	Barry I. Grossman, Esq. Sarah Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-255323)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee (3)
Units consisting of:
(i) Common Stock, par value $0.0001 per share	$5,750,000.00	$628.00
(ii) Warrants to purchase Common Stock (3)	—	—
Common Stock, par value $0.0001 per share issuable upon exercise of the Warrants (4)	$4,743,748.38	$518.00
Pre-funded warrants to purchase shares of Common Stock and Common Stock issuable upon exercise thereof (5)	—	—
TOTAL (6)	$10,493,748.38	$1,146.00

(1)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act. Represents only the additional number of securities being registered pursuant to Rule 462(b) under the Securities Act. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-255323).

(2)

Includes the aggregate offering price of the additional shares and/or warrants that the underwriters have the option to purchase to cover over allotments, if any. Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)

In accordance with Rule 457(g) under the Securities Act, because the shares of the common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)

The warrants are exercisable at a per share exercise price equal to 110% of the public offering price per share of common stock. The proposed maximum aggregate public offering price of the shares of common stock issuable upon exercise of the warrants was calculated to be $4,743,748.38.

(5)

The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the Common Stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $5,750,000 (including the underwriter’s option to purchase additional shares of common stock).

(6)	The Registrant previously paid filing fees of $5,725 in connection with previous filings of its Registration Statement on Form S-1, as amended (File No. 333-255323).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Reviva Pharmaceuticals Holdings, Inc. (the “Registrant”), for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $10,493,747.12. This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-255323), originally filed with the Commission on April 19, 2021, as amended by Amendment No. 1 thereto filed on May 10, 2021, as further amended by Amendment No. 2 thereto filed on May 19, 2021, and as further amended by Amendment No. 3 thereto filed on May 24, 2021, which was declared effective by the Commission on May 26, 2021. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit
5.1	Legal Opinion of Lowenstein Sandler LLP.

23.1	Consent of Armanino LLP.

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-255323)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cupertino, California, as May 26, 2021.

Reviva Pharmaceuticals Holdings, Inc.

By:	/s/ Laxminarayan Bhat
Laxminarayan Bhat
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laxminarayan Bhat	Chief Executive Officer and Director	May 26, 2021
Laxminarayan Bhat	(Principal Executive Officer)

/s/ Narayan Prabhu	Chief Financial Officer	May 26, 2021
Narayan Prabhu	(Principal Financial and Accounting Officer)

*	Chairman of the Board	May 26, 2021
Parag Saxena

*	Director	May 26, 2021
Richard Margolin

*	Director	May 26, 2021
Purav Patel

*	Director	May 26, 2021
Les Funtleyder

*By:	/s/ Laxminarayan Bhat
Name:	Laxminarayan Bhat
Title:	Attorney-in-fact